Keurig Dr Pepper Reports Strong Third Quarter Results

Company expects Full-Year 2020 Net Sales and Adjusted Diluted EPS at the High End of its Guidance

BURLINGTON, MA and PLANO, TX (October 29, 2020) - Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported strong financial results for the third quarter ended September 30, 2020 and strengthened guidance for the full year.
On a GAAP basis, net sales in the third quarter of 2020 increased 5.2% and diluted earnings per share totaled $0.31, compared to $0.21 in the year-ago period. Constant currency net sales in the third quarter advanced 5.8% versus year ago and Adjusted(1) diluted EPS grew 22% to $0.39.

Commenting on the announcement, Chairman and CEO Bob Gamgort stated, “Since the beginning of the pandemic, our broad beverage portfolio, unique route to market capabilities and resilient and dedicated team members have enabled KDP to successfully navigate through the challenging and volatile operating environment. In Q3, we delivered another strong quarter, marked by accelerated growth in net sales, adjusted operating income and EPS, while continuing to post strong market share growth across our portfolio and reducing our management leverage ratio. As a result, we’re confident in our ability to deliver 2020 at the high-end of our guidance, while reinvesting any upside performance in brand marketing and innovation.”

Third Quarter Consolidated Results

Net sales for the third quarter of 2020 increased 5.2% to $3.02 billion, compared to $2.87 billion in the year-ago period. On a constant currency basis, net sales advanced 5.8%, reflecting strong volume/mix growth of 6.6%, partially offset by lower net price realization of 0.8%. COVID-19 continued to have a significant impact on the beverage industry, requiring KDP to navigate the challenging environment to deliver growth in the quarter. Highlights of net sales performance by segment include:

•
Coffee Systems: Double-digit dollar growth in K-Cup coffee pods for at-home consumption was partially offset by weakness in the office coffee channel, as elevated work-from-home trends persisted throughout the quarter. Keurig brewers posted exceptional growth, driven by successful innovation and retailer inventory stocking ahead of the holiday season.

•
Packaged Beverages: Broad-based market share expansion drove net sales in the majority of the segment’s portfolio. Growth in large-format channels continued to be strong, and performance in the convenience and gas channels improved sequentially during the quarter, as consumer mobility increased.

•
Beverage Concentrates: Performance improved significantly from the previous quarter, declining slightly versus the prior year, reflecting a sequential reopening of quick-serve and other fast-casual restaurants, which are serviced by the fountain foodservice component of the business.

•	Latin America Beverages: Modest constant currency growth reflected sequential improvements in consumer mobility in Mexico.

1 Adjusted financial metrics used in this release are non-GAAP. See reconciliations of GAAP results to Adjusted results in the accompanying tables.

KDP in-market performance(2) in tracked channels for the third quarter of 2020 continued to be very strong, with market share advancing in more than 90% of the Company’s liquid refreshment beverages retail base, including CSDs(3), premium unflavored water, shelf stable fruit drinks, shelf stable vegetable juice and shelf stable apple juice and apple sauce. This performance reflected the strength of Dr Pepper, A&W and Canada Dry CSDs, CORE hydration and evian premium water, Snapple teas and juice drinks, Clamato vegetable juice and Motts apple juice and apple sauce. In coffee, retail consumption of single-serve pods manufactured by KDP grew 10.1% in IRi tracked channels, with dollar market share of KDP manufactured pods remaining strong at 82% and KDP’s owned and licensed brand portfolio posting improving share trends.

GAAP operating income increased 29.8% to $753 million in the third quarter of 2020, compared to $580 million in the year-ago period, reflecting the benefits of the strong growth in net sales, lower discretionary expenses, including marketing, continued productivity and merger synergies. Partially offsetting these factors were higher operating expenses associated with the increased consumer demand, inflation in logistics and the unfavorable year-over-year impact of items affecting comparability, including certain COVID-19 related expenses. Excluding items affecting comparability, Adjusted operating income increased 15.9% to $874 million, compared to $754 million in the year-ago period, and Adjusted operating margin advanced 260 basis points to 28.9%. On a constant currency basis, Adjusted operating income grew 16.3%.

The COVID-19 related operating costs incurred in the third quarter of 2020 totaled $49 million, all of which were recognized as items affecting comparability, consisted of temporary compensation increases and incentives for front-line employees, as well as incremental safety and sanitation expenses.

GAAP net income in the third quarter of 2020 increased 45.7% to $443 million, or $0.31 per diluted share, compared to GAAP net income of $304 million, or $0.21 per diluted share, in the year-ago period, reflecting the strong growth in operating income, lower interest expense and a lower effective tax rate reflecting comparison to favorable discrete tax items and valuation adjustments in the prior year period, as well as the favorable year-over-year impact of items affecting comparability, which included a $12 million non-cash impairment on equity investments in the current quarter. Excluding items affecting comparability, Adjusted net income advanced 23.5% in the third quarter of 2020 to $557 million, compared to $451 million in the year-ago period. This performance reflected the growth in Adjusted operating income, continued deleveraging and a lower Adjusted effective tax rate. Adjusted diluted EPS advanced 22% to $0.39, compared to $0.32 in the year-ago period.

The Company generated strong free cash flow totaling $525 million in the third quarter of 2020, enabling KDP to reduce bank debt by approximately $225 million. The Company’s management leverage ratio declined from 4.8x at the end of the third quarter of 2019 to 3.8x at the end of the third quarter of 2020, primarily driven by ongoing debt reduction and earnings growth. Since the close of the merger in July 2018, KDP’s management leverage ratio has declined 2.2x.

2 In-market performance (retail consumption; market share) based on Keurig Dr Pepper’s custom IRi category definitions.
3 CSD refers to "Carbonated Soft Drink".

Third Quarter Segment Results

Coffee Systems
Net sales for the third quarter of 2020 increased 3.0% to $1.10 billion, compared to $1.07 billion in the year-ago period, primarily reflecting higher volume/mix of 6.0%, partially offset by lower net price realization of 2.8%, primarily due to strategic pricing for pods. Also impacting the net sales performance was unfavorable foreign currency translation of 0.2%. On a constant currency basis, net sales increased 3.2% in the quarter.

The volume/mix increase of 6.0% in the quarter reflected pod volume growth of 2.4%, driven by double-digit at-home consumption, significantly offset by continued softness in the away-from-home business, as return to offices and hospitality remained depressed. Brewer volume was exceptionally strong, increasing 34% in the quarter. Driving this performance were successful innovation introduced over the past two years and continued marketing focused on growing household penetration, as well as increased brewer shipments to retailers for the upcoming holiday season.

Operating income increased 3.2% to $320 million in the third quarter of 2020, compared to $310 million in the year-ago period, reflecting the benefits of the net sales growth and continued productivity and merger synergies, partially offset by unfavorable margin mix related to the exceptionally strong brewer growth and the unfavorable year-over-year impact of items affecting comparability, including costs totaling $12 million related to COVID-19. Excluding these and other items affecting comparability, Adjusted operating income in the quarter increased 1.6% to $373 million, compared to $367 million in the year-ago period, and Adjusted operating margin declined 50 basis points to 34.0%.

Packaged Beverages
Net sales for the third quarter of 2020 advanced 10.7% to $1.45 billion, compared to $1.31 billion in the year-ago period, reflecting strong volume/mix growth of 11.4%, partially offset by lower net price realization of 0.7%. The net sales performance was driven by market share growth across the portfolio with particular strength in CSDs, premium unflavored water, juice and juice drinks, apple sauce and mixers, partially offset by enhanced flavored premium water, due to continued softness in convenience and gas channels.

Driving the net sales performance in the quarter were Dr Pepper, including the recently launched Dr Pepper & Cream Soda, and Canada Dry, including the recently launched Canada Dry Bold. Also contributing to the net sales growth were A&W, Snapple, Motts, 7UP, CORE, Sunkist, Squirt, Clamato, Real Lemon and mixers, partially offset by a decline in Bai.

Operating income increased 32.7% to $260 million in the third quarter of 2020, compared to $196 million in the year-ago period, reflecting the strong net sales growth, lower discretionary expenses, including marketing, and continued productivity and merger synergies. These growth drivers were partially offset by higher operating costs to meet the strong consumer demand and inflation in logistics, as well as the unfavorable year-over-year impact of items affecting comparability, including costs totaling $36 million related to COVID-19. Excluding these and other items affecting comparability, Adjusted operating income increased 51% to $304 million, compared to $201 million in the year-ago period, and Adjusted operating margin advanced 560 basis points to 21.0%.

Beverage Concentrates
Net sales for the third quarter of 2020 decreased 2.2% to $352 million, compared to $360 million in the year-ago period, reflecting unfavorable volume/mix of 4.8%, partially offset by higher net price realization of 2.6%.

The volume/mix performance, while still negatively impacted by COVID-19, improved significantly on a sequential basis in the quarter, reflecting a modest reopening of quick-serve and other fast-casual restaurants.

Total shipment volume versus year-ago declined 3.9% in the third quarter of 2020, primarily reflecting the impact of COVID-19 on the fountain foodservice business, with Dr Pepper and Crush the most impacted. Bottler case sales decreased 1.6% in the third quarter of 2020.

Operating income increased 6.9% to $262 million in the third quarter of 2020, compared to $245 million in the year-ago period, reflecting lower discretionary expenses, including marketing, partially offset by the net sales performance and the unfavorable year-over-year impact of items affecting comparability. Excluding items affecting comparability, Adjusted operating income increased 8.6% to $265 million, compared to $244 million in the year-ago period, resulting in Adjusted operating margin growth of 750 basis points versus year-ago to 75.3%.

Latin America Beverages
Net sales for the third quarter of 2020 decreased 10.1% to $124 million, compared to net sales of $138 million in the year-ago period, primarily reflecting the unfavorable impact of foreign currency translation. On a constant currency basis, net sales increased 0.7% in the quarter, reflecting net price realization of 5.2%, partially offset by a 4.5% decline in volume/mix, largely related to COVID-19.

Operating income of $25 million in the third quarter of 2020 was even with year-ago, reflecting continued productivity and lower marketing expense, offset by foreign currency transaction expense. Operating margin increased 210 basis points versus year-ago to 20.2%. On a constant currency basis, Operating income increased 12.0% over the year-ago period.

KDP Outlook for 2020

KDP net sales and Adjusted diluted EPS growth for the first nine months of 2020 were 3.8% and 16%, respectively. As a result, KDP expects constant currency net sales growth for the full year at the high end of its 3% to 4% guidance range. The Company also expects Adjusted diluted EPS growth for the full year at the high end of its 13% to 15% guidance range, or $1.38 to $1.40 per diluted share. The Company intends to invest any upside performance in marketing and innovation. Finally, the Company now expects its management leverage ratio in the middle of its of 3.5x to 3.8x range by year end 2020 and continues to expect its management leverage ratio to be below 3.0x within two to three years of the July 2018 merger closing.

KDP Investor Contacts:
Tyson Seely
T: 781-418-3352 / tyson.seely@kdrp.com

Steve Alexander
T: 972-673-6769 / steve.alexander@kdrp.com

KDP Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

About Keurig Dr Pepper
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue in excess of $11 billion and nearly 26,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit, www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the combination of Keurig Green Mountain, Inc. (“KGM”) and Dr Pepper Snapple Group, Inc. (“DPS” and such combination, the “transaction”), the anticipated benefits of the transaction, including estimated synergies and cost savings, the long-term merger targets, and other statements that are not historical facts. These statements are based on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are subject to a number of risks and uncertainties regarding the company’s business and the transaction and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the transaction may have on our ability to operate our business, (ii) risks relating to the integration of the KGM and DPS operations, products and employees into the combined company and assumption of certain potential liabilities of KGM and the possibility that the anticipated synergies and other benefits of the transaction, including cost savings, will not be realized or will not be realized within the expected timeframe, (iii) the impact of the global COVID-19 pandemic, and (iv) risks relating to the businesses and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K and subsequent filings. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted operating income, Adjusted net income, Adjusted diluted EPS and Free Cash Flow, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs related to the transaction and integration activities, which are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this release and included in the Company’s filings with the SEC.

To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Third Quarter and First Nine Months of 2020 and 2019
(Unaudited, in millions, except per share data)

	Third Quarter		First Nine Months
(in millions, except per share data)	2020	2019	2020	2019
Net sales	$3,020	$2,870	$8,497	$8,186
Cost of sales	1,316	1,245	3,779	3,537
Gross profit	1,704	1,625	4,718	4,649
Selling, general and administrative expenses	949	1,012	2,978	2,951
Other operating expense (income), net	2	33	(40)	33
Income from operations	753	580	1,780	1,665
Interest expense	148	158	458	497
Loss on early extinguishment of debt	—	—	4	9
Impairment on investments and note receivable	16	—	102	—
Other expense, net	5	9	21	15
Income before provision for income taxes	584	413	1,195	1,144
Provision for income taxes	141	109	298	296
Net income	$443	$304	$897	$848
Less: Net income attributable to non-controlling interest	—	—	—	—
Net income attributable to KDP	$443	$304	$897	$848

Earnings per common share:
Basic	$0.31	$0.22	$0.64	$0.60
Diluted	0.31	0.21	0.63	0.60
Weighted average common shares outstanding:
Basic	1,407.3	1,406.8	1,407.2	1,406.6
Diluted	1,422.9	1,419.4	1,421.5	1,418.8

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2020 and December 31, 2019
(Unaudited, in millions, except shares and per share data)

	September 30,	December 31,
(in millions, except share and per share data)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$191	$75
Restricted cash and restricted cash equivalents	27	26
Trade accounts receivable, net	1,051	1,115
Inventories	824	654
Prepaid expenses and other current assets	323	403
Total current assets	2,416	2,273
Property, plant and equipment, net	2,092	2,028
Investments in unconsolidated affiliates	90	151
Goodwill	20,029	20,172
Other intangible assets, net	23,834	24,117
Other non-current assets	889	748
Deferred tax assets	31	29
Total assets	$49,381	$49,518
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,517	$3,176
Accrued expenses	1,067	939
Structured payables	160	321
Short-term borrowings and current portion of long-term obligations	2,182	1,593
Other current liabilities	403	445
Total current liabilities	7,329	6,474
Long-term obligations	11,707	12,827
Deferred tax liabilities	5,945	6,030
Other non-current liabilities	1,103	930
Total liabilities	26,084	26,261
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,407,253,294 and 1,406,852,305 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	14	14
Additional paid-in capital	21,654	21,557
Retained earnings	1,845	1,582
Accumulated other comprehensive (income) loss	(217)	104
Total equity	23,296	23,257
Non-controlling interest	1	—
Total stockholders' equity	23,297	23,257
Total liabilities and stockholders' equity	$49,381	$49,518

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Third Quarter of 2020 and 2019
(Unaudited, in millions)

	First Nine Months
(in millions)	2020	2019
Operating activities:
Net income	$897	$848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	272	271
Amortization of intangibles	100	94
Other amortization expense	118	135
Provision for sales returns	36	25
Deferred income taxes	(27)	(5)
Employee stock-based compensation expense	62	47
Loss on early extinguishment of debt	4	9
(Gain) loss on disposal of property, plant and equipment	(39)	11
Unrealized loss (gain) on foreign currency	14	(22)
Unrealized loss on derivatives	47	60
Equity in loss of unconsolidated affiliates	19	38
Impairment on investments and note receivable of unconsolidated affiliate	102	—
Other, net	50	33
Changes in assets and liabilities:
Trade accounts receivable	(1)	36
Inventories	(175)	(124)
Income taxes receivable and payables, net	(118)	(9)
Other current and non-current assets	(387)	(156)
Accounts payable and accrued expenses	500	561
Other current and non-current liabilities	192	(49)
Net change in operating assets and liabilities	11	259
Net cash provided by operating activities	1,666	1,803
Investing activities:
Acquisitions of businesses	—	(8)
Issuance of related party note receivable	(6)	(22)
Investments in unconsolidated affiliates	(4)	(16)
Purchases of property, plant and equipment	(356)	(208)
Proceeds from sales of property, plant and equipment	203	19
Purchases of intangibles	(26)	(4)
Other, net	7	23
Net cash used in investing activities	(182)	(216)
Financing activities:
Proceeds from controlling shareholder stock transactions	29	—
Proceeds from unsecured credit facility	1,850	—
Proceeds from senior unsecured notes	1,500	—
Proceeds from term loan	—	2,000
Net (payment) issuance of commercial paper	(911)	335
Proceeds from structured payables	128	246
Payments on structured payables	(290)	(432)
Payments on senior unsecured notes	(250)	(250)
Payment on unsecured credit facility	(1,850)	—
Payments on term loan	(880)	(2,873)
Payments on finance leases	(35)	(29)
Cash dividends paid	(635)	(633)
Other, net	(22)	10
Net cash used in financing activities	(1,366)	(1,626)
Cash, cash equivalents, restricted cash and restricted cash equivalents — net change from:
Operating, investing and financing activities	118	(39)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(11)	12
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	111	139
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$218	$112

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

	Third Quarter		First Nine Months
(in millions)	2020	2019	2020	2019
Net Sales
Coffee Systems	$1,097	$1,065	$3,113	$3,023
Packaged Beverages	1,447	1,307	4,056	3,734
Beverage Concentrates	352	360	967	1,034
Latin America Beverages	124	138	361	395
Total net sales	$3,020	$2,870	$8,497	$8,186

Income from Operations
Coffee Systems	$320	$310	$882	$890
Packaged Beverages	260	196	657	531
Beverage Concentrates	262	245	679	690
Latin America Beverages	25	25	73	62
Unallocated corporate costs	(114)	(196)	(511)	(508)
Total income from operations	$753	$580	$1,780	$1,665

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
For the third quarter and first nine months of 2020 and 2019, we define our Adjusted non-GAAP financial measures as certain financial statement captions and metrics adjusted for certain items affecting comparability. The items affecting comparability are defined below.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP and do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger and Keurig Acquisition; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense attributable to the matching awards made to employees who made an initial investment in the Keurig Green Mountain, Inc. Executive Ownership Plan, the Keurig Dr Pepper Omnibus Incentive Plan of 2009 or the Keurig Dr Pepper Inc. Omnibus Incentive Plan of 2019; and (vi) other certain items that are excluded for comparison purposes to prior year periods.
For third quarter and first nine months of 2020, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant nonroutine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental temporary costs to our operations related to risks associated with the COVID-19 pandemic and (vi) impairment recognized on equity method investments with Bedford Systems, LLC and LifeFuels Inc.
Incremental costs to our operations related to risks associated with the COVID-19 pandemic include incremental expenses incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic. We believe removing these costs reflects how management views our business results on a consistent basis.
For third quarter and first nine months of 2019, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) transaction costs for significant business combinations (completed or abandoned) excluding the DPS Merger; (iv) costs related to significant nonroutine legal matters; (v) the impact of the step-up of acquired inventory not associated with the DPS Merger (vi) the loss on early extinguishment of debt related to the redemption of debt and (vii) the loss related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment.
For the third quarter and first nine months of 2020 and 2019, the supplemental financial data set forth below includes reconciliations of Adjusted income from operations, Adjusted net income and Adjusted diluted EPS to the applicable financial measure presented in the unaudited condensed consolidated financial statement for the same period.
Reconciliations for these items are provided in the tables below.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Third Quarter of 2020
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$1,316	$1,704	56.4%	$949	$753	24.9%
Items Affecting Comparability:
Mark to market	46	(46)		(1)	(45)
Amortization of intangibles	—	—		(34)	34
Stock compensation	—	—		(6)	6
Restructuring and integration costs	—	—		(39)	39
Productivity	(10)	10		(20)	30
Nonroutine legal matters	—	—		(8)	8
COVID-19	(19)	19		(30)	49
Adjusted GAAP	$1,333	$1,687	55.9%	$811	$874	28.9%

	Interest expense	Impairment on investments and note receivable	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$148	$16	$584	$141	24.1%	$443	1,422.9	$0.31
Items Affecting Comparability:
Mark to market	(1)	—	(44)	(13)		(31)		(0.02)
Amortization of intangibles	—	—	34	9		25		0.02
Amortization of deferred financing costs	(2)	—	2	1		1		—
Amortization of fair value debt adjustment	(6)	—	6	1		5		—
Stock compensation	—	—	6	1		5		—
Restructuring and integration costs	—	—	39	8		31		0.02
Productivity	—	—	30	8		22		0.02
Investment Impairment	—	(16)	16	4		12		0.01
Nonroutine legal matters	—	—	8	1		7		—
COVID-19	—	—	49	12		37		0.03
Adjusted GAAP	$139	$—	$730	$173	23.7%	$557	1,422.9	$0.39
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Third Quarter of 2019
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating expense (income), net	Income from operations	Operating margin
Reported	$1,245	$1,625	56.6%	$1,012	$33	$580	20.2%
Items Affecting Comparability:
Mark to market	(5)	5		(4)	—	9
Amortization of intangibles	—	—		(31)	—	31
Stock compensation	—	—		(3)	—	3
Restructuring and integration costs	1	(1)		(54)	(24)	77
Productivity	(10)	10		(12)	(13)	35
Transaction costs	—	—		(7)	—	7
Nonroutine legal matters	—	—		(12)	—	12
Adjusted GAAP	$1,231	$1,639	57.1%	$889	$(4)	$754	26.3%

	Interest expense	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$158	$413	$109	26.4%	$304	1,419.4	$0.21
Items Affecting Comparability:
Mark to market	1	8	—		8		0.01
Amortization of intangibles	—	31	9		22		0.02
Amortization of deferred financing costs	(3)	3	1		2		—
Amortization of fair value debt adjustment	(7)	7	3		4		—
Stock compensation	—	3	—		3		—
Restructuring and integration costs	—	77	13		64		0.04
Productivity	—	35	8		27		0.02
Transaction costs	(4)	11	3		8		0.01
Nonroutine legal matters	—	12	3		9		0.01
Adjusted GAAP	$145	$600	$149	24.8%	$451	1,419.4	$0.32
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Nine Months Ended September 30, 2020
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$3,779	$4,718	55.5%	$2,978	$1,780	20.9%
Items Affecting Comparability:
Mark to market	2	(2)		(28)	26
Amortization of intangibles	—	—		(100)	100
Stock compensation	—	—		(21)	21
Restructuring and integration costs	—	—		(143)	143
Productivity	(28)	28		(75)	103
Nonroutine legal matters	—	—		(43)	43
COVID-19	(38)	38		(79)	117
Adjusted GAAP	$3,715	$4,782	56.3%	$2,489	$2,333	27.5%

	Interest expense	Loss on early extinguishment of debt	Impairment on investments and note receivable	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$458	$4	$102	$1,195	$298	24.9%	$897	1,421.5	$0.63
Items Affecting Comparability:
Mark to market	(28)	—	—	54	13		41		0.03
Amortization of intangibles	—	—	—	100	27		73		0.05
Amortization of deferred financing costs	(8)	—	—	8	2		6		—
Amortization of fair value debt adjustment	(18)	—	—	18	4		14		0.01
Stock compensation	—	—	—	21	4		17		0.01
Restructuring and integration costs	—	—	—	143	34		109		0.08
Productivity	—	—	—	103	27		76		0.05
Loss on early extinguishment of debt	—	(4)	—	4	1		3		—
Impairment on investment	—	—	(102)	102	25		77		0.05
Nonroutine legal matters	—	—	—	43	10		33		0.02
COVID-19	—	—	—	117	29		88		0.06
Adjusted GAAP	$404	$—	$—	$1,908	$474	24.8%	$1,434	1,421.5	$1.01
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Nine Months Ended September 30, 2019
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating expense (income), net	Income from operations	Operating margin
Reported	$3,537	$4,649	56.8%	$2,951	$33	$1,665	20.3%
Items Affecting Comparability:
Mark to market	(6)	6		5	—	1
Amortization of intangibles	—	—		(94)	—	94
Stock compensation	—	—		(18)	—	18
Restructuring and integration costs	(1)	1		(151)	(24)	176
Productivity	(14)	14		(41)	(22)	77
Transaction costs	—	—		(8)	—	8
Nonroutine legal matters	—	—		(27)	—	27
Inventory step-up	(3)	3		—	—	3
Malware incident	(2)	2		(6)	—	8
Adjusted GAAP	$3,511	$4,675	57.1%	$2,611	$(13)	$2,077	25.4%

	Interest expense	Loss on early extinguishment of debt	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$497	$9	$1,144	$296	25.9%	$848	1,418.8	$0.60
Items Affecting Comparability:
Mark to market	(44)	—	45	11		34		0.02
Amortization of intangibles	—	—	94	26		68		0.05
Amortization of deferred financing costs	(10)	—	10	3		7		0.01
Amortization of fair value debt adjustment	(20)	—	20	5		15		0.01
Stock compensation	—	—	18	4		14		0.01
Restructuring and integration costs	—	—	176	39		137		0.10
Productivity	—	—	77	17		60		0.04
Transaction costs	(16)	—	24	6		18		0.01
Loss on early extinguishment of debt	—	(9)	9	2		7		—
Nonroutine legal matters	—	—	27	7		20		0.01
Inventory step-up	—	—	3	1		2		—
Malware incident	—	—	8	2		6		—
Adjusted GAAP	$407	$—	$1,655	$419	25.3%	$1,236	1,418.8	$0.87
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the third quarter of 2020:
Income from Operations
Coffee Systems	$320	$53	$373
Packaged Beverages	260	44	304
Beverage Concentrates	262	3	265
Latin America Beverages	25	—	25
Unallocated corporate costs	(114)	21	(93)
Total income from operations	$753	$121	$874

For the third quarter of 2019:
Income from Operations
Coffee Systems	$310	$57	$367
Packaged Beverages	196	5	201
Beverage Concentrates	245	(1)	244
Latin America Beverages	25	—	25
Unallocated corporate costs	(196)	113	(83)
Total income from operations	$580	$174	$754
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the first nine months of 2020:
Income from Operations
Coffee Systems	$882	$201	$1,083
Packaged Beverages	657	119	776
Beverage Concentrates	679	5	684
Latin America Beverages	73	2	75
Unallocated corporate costs	(511)	226	(285)
Total income from operations	$1,780	$553	$2,333

For the first nine months of 2019:
Income from Operations
Coffee Systems	$890	$143	$1,033
Packaged Beverages	531	20	551
Beverage Concentrates	690	1	691
Latin America Beverages	62	(5)	57
Unallocated corporate costs	(508)	253	(255)
Total income from operations	$1,665	$412	$2,077

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(Unaudited)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income	$1,303
Interest expense	615
Provision for income taxes	442
Loss on early extinguishment of debt	6
Impairment on investment	102
Other (income) expense, net	25
Depreciation expense	359
Other amortization	156
Amortization of intangibles	132
EBITDA	$3,140
Items affecting comparability:
Restructuring and integration expenses	$205
Transaction costs	1
Productivity	106
Nonroutine legal matters	64
Stock compensation	27
Mark to market	(20)
COVID-19	117
Adjusted EBITDA	$3,640

September 30,
2020
Principal amounts of:
Commercial paper notes	$335
Term loan	500
Senior unsecured notes	13,225
Total principal amounts	14,060
Less: Cash and cash equivalents	191
Total principal amounts less cash and cash equivalents	$13,869

September 30, 2020 Management Leverage Ratio	3.8

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(Unaudited)

(in millions)	FOURTH QUARTER OF 2019	FIRST NINE MONTHS OF 2020	LAST TWELVE MONTHS
Net income	$406	$897	$1,303
Interest expense	157	458	615
Provision for income taxes	144	298	442
Loss on early extinguishment of debt	2	4	6
Impairment on investment	—	102	102
Other (income) expense, net	4	21	25
Depreciation expense	87	272	359
Other amortization(1)	38	118	156
Amortization of intangibles	32	100	132
EBITDA	$870	$2,270	$3,140
Items affecting comparability:
Restructuring and integration expenses	$62	$143	$205
Transaction costs	1	—	1
Productivity	20	86	106
Nonroutine legal matters	21	43	64
Stock compensation	6	21	27
COVID-19	—	117	117
Mark to market	(46)	26	(20)
Adjusted EBITDA	$934	$2,706	$3,640
(1) Other amortization was added to the EBITDA calculation in the first quarter of 2020.

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first nine months of 2020 and 2019, there were no certain items excluded for comparison to prior year periods.

	First Nine Months
(in millions)	2020	2019
Net cash provided by operating activities	$1,666	$1,803
Purchases of property, plant and equipment	(356)	(208)
Proceeds from sales of property, plant and equipment	203	19
Free Cash Flow	$1,513	$1,614

RECONCILIATION OF CERTAIN CURRENCY NEUTRAL ADJUSTED FINANCIAL RESULTS
(Unaudited)
Net sales, adjusted income from operations and adjusted earnings per share, as adjusted to currency neutral: These adjusted financial results are calculated on a currency neutral basis by converting our current-period local currency financial results using the prior-period foreign currency exchange rates.

	For the Third Quarter of 2020
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Net sales	3.0%	10.7%	(2.2)%	(10.1)%	5.2%
Impact of foreign currency	0.2%	—%	—%	10.8%	0.6%
Net sales, as adjusted to currency neutral	3.2%	10.7%	(2.2)%	0.7%	5.8%

	For the Third Quarter of 2020
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Adjusted income from operations	1.6%	51.2%	8.6%	—%	15.9%
Impact of foreign currency	—%	—%	—%	12.0%	0.4%
Adjusted income from operations, as adjusted to currency neutral	1.6%	51.2%	8.6%	12.0%	16.3%

	For the First Nine Months of 2020
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Net sales	3.0%	8.6%	(6.5)%	(8.6)%	3.8%
Impact of foreign currency	0.1%	0.1%	0.1%	10.9%	0.6%
Net sales, as adjusted to currency neutral	3.1%	8.7%	(6.4)%	2.3%	4.4%

	For the First Nine Months of 2020
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Adjusted income from operations	4.8%	40.8%	(1.0)%	31.6%	12.3%
Impact of foreign currency	0.1%	—%	0.1%	14.0%	0.5%
Adjusted income from operations, as adjusted to currency neutral	4.9%	40.8%	(0.9)%	45.6%	12.8%

	For the Third Quarter of 2020	For the First Nine Months of 2020
Adjusted diluted earnings per share	$0.39	$1.01
Impact of foreign currency	—	—
Adjusted diluted earnings per share, as adjusted to currency neutral	$0.39	$1.01

The following table sets forth our reconciliation of significant COVID-19-related expenses. However, employee compensation expense and employee protection costs, which impact our SG&A expenses and cost of sales, are included as the COVID-19 item affecting comparability and is excluded in our Adjusted financial measures. In addition, reported amounts under U.S. GAAP also include additional costs, not included as the COVID-19 item affecting comparability, as presented in tables below.

	Items Effecting Comparability(1)
(in millions)	Employee Compensation Expense(2)	Employee Protection Costs(3)	Allowances for Expected Credit Losses(4)	Inventory Write-Downs(5)	Total
For the third quarter of 2020:
Coffee Systems	$7	$5	$—	$—	$12
Packaged Beverages	32	4	—	—	36
Beverage Concentrates	—	—	—	—	—
Latin America Beverages	—	1	—	—	1
Unallocated corporate costs	—	—	—	—	—
Total	$39	$10	$—	$—	$49

For the first nine months of 2020:
Coffee Systems	$14	$7	$2	$8	$31
Packaged Beverages	73	22	8	—	103
Beverage Concentrates	—	—	4	—	4
Latin America Beverages	—	1	—	—	1
Unallocated corporate costs	—	—	—	—	—
Total	$87	$30	$14	$8	$139

(1)	Employee compensation expense and employee protection costs are both included as the COVID-19 items affecting comparability in the reconciliation of our Adjusted Non-GAAP financial measures.

(2)	Reflects temporary incremental frontline incentive pay and the associated taxes in order to maintain essential operations during the COVID-19 pandemic. Impacts both cost of sales and SG&A expenses.

(3)	Includes costs associated with personal protective equipment, temperature scans, cleaning and other sanitization services. Impacts both cost of sales and SG&A expenses.

(4)
Allowances reflect the expected impact of the economic uncertainty caused by COVID-19, leveraging estimates of credit worthiness, default and recovery rates for certain of our customers. Impacts SG&A expenses.

(5)	Inventory write-downs include obsolescence charges of $8 million for the first nine months of 2020. Impacts cost of sales.